Exhibit 99.1

Cathay General Bancorp Announces Public Offering of Common Stock

LOS ANGELES, Oct. 12 /PRNewswire-FirstCall/ -- Cathay General Bancorp (the “Company”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced that it has commenced a public offering for gross proceeds up to $70.5 million of its common stock.

The Company has granted the underwriter a 30-day option to purchase up to an additional $10.5 million of its common stock to cover over-allotments, if any. BofA Merrill Lynch is acting as sole bookrunner for the offering.

The shares of common stock to be issued pursuant to the offering will be made pursuant to a prospectus supplement to the Company’s prospectus dated September 3, 2009, filed as part of the Company’s effective registration statement relating to these securities. This press release is neither an offer to sell, nor a solicitation of an offer to buy, any securities of the Company, and there shall not be any sale of securities of the Company in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained by contacting BofA Merrill Lynch, Attention: Prospectus Department, 4 World Financial Center, New York, NY 10080.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

The information contained in this press release is not intended as a solicitation to buy Cathay General Bancorp stock or any other securities and is provided for information only. Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “shall,” “should,” “will,” “predicts,” “potential,” “continue,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and the Company’s present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: significant volatility and deterioration in the credit and financial markets; adverse changes in general economic conditions; the effects of the Emergency Economic Stabilization Act, the American Recovery and Reinvestment Act, and the Troubled Asset Relief Program (TARP) and any changes or amendments thereto; deterioration in asset or credit quality; the availability of capital; the impact of any goodwill impairment that may be determined; acquisitions of other banks, if any; fluctuations in interest rates; the soundness of other financial institutions; expansion into new market areas; earthquakes, wildfires, or other natural disasters; competitive pressures; changes in laws, regulations, and accounting rules, or their interpretations; legislative, judicial, or regulatory actions and developments against the Company; and general economic or business conditions in California and other regions where Cathay Bank has operations, including, but not limited to, adverse changes in economic conditions resulting from the continuation or worsening of the current economic downturn.

These risks and uncertainties and other factors are further described in the Company’s Current Report on Form 8-K filed on September 9, 2009, as amended on September 23, 2009 (Item 8.01 in particular), the Company’s other reports filed with the SEC, and other filings the Company makes with the SEC from time to time, including the prospectus related to the offering described above. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp’s filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.

CONTACT: Heng W. Chen of Cathay General Bancorp, +1-626-279-3652